UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2026

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
Realignment Plan
On August 11, 2026, comScore, Inc. (the "Company") communicated a workforce reduction as part of a broader plan to realign the Company's business, optimize its operations, and invest in long-term growth opportunities. In addition to employee terminations, the plan is expected to include reductions in other corporate costs, expanded use of offshore support, reallocation of commercial and product development resources, contract modifications, and targeted investments in future growth areas. The Company may also determine to exit activities in certain geographic regions in order to more effectively align resources with business priorities.
In connection with the realignment plan, which was authorized by the Company's Board of Directors (the "Board") on August 6, 2026, the Company will incur certain exit-related costs. These costs are currently estimated to range between $7 million and $9 million, including (1) cash charges of approximately $6 million to $8 million for severance, termination benefits and related costs for impacted employees; (2) cash charges of approximately $0.5 million to $1 million for contract termination fees; and (3) cash charges of approximately $0.5 million to $1 million for other associated costs, including legal, consulting and other professional fees. The Company expects implementation of the plan, including cash payments, to be substantially complete in the third quarter of 2027. The Company intends to exclude certain charges associated with the plan from its non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA margin.
Cautionary Note Regarding Forward-Looking Statements
This Item 2.05 contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, the Company's expectations and plans regarding the timing, scope and impact of the realignment plan (including employee terminations, cost reductions, resource reallocations, contract modifications and future investments) and the type, amount and timing of related costs. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, impediments to the Company's ability to execute the plan as currently contemplated, higher-than-expected costs to implement the plan, changes to the assumptions upon which the estimated charges are based, and unintended consequences from the plan that could negatively impact the Company's business or strategy. For additional discussion of risk factors, please refer to the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that the Company makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on the Company's forward-looking statements, which speak only as of the date such statements are made. Except as required by law, the Company does not intend or undertake, and expressly disclaims any duty or obligation, to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation Changes
On August 6, 2026, the Board approved salary reductions and other compensation changes across the Company's executive team in order to reduce corporate costs and better align executives' interests with the Company's stockholders. These changes, which were recommended by the Company's Chief Executive Officer and other members of management, included:
▪Base salary reductions of 20% for the Chief Executive Officer and 10% for the Chief Financial Officer and other executive team members, effective October 1, 2026 through December 31, 2027;
▪Forfeiture of the Chief Executive Officer's annual short-term incentive program ("STIP") opportunity for 2026;
▪Reduction of STIP opportunities for other executives, including the Chief Financial Officer, by 50% for 2026;
▪Long-term equity incentive opportunities for certain members of management; and
▪Standardization of executive change of control and severance benefits across the team.
On August 10, 2026, the Company entered into a letter agreement (the "CEO Agreement") with its Chief Executive Officer, Matt McLaughlin, reflecting the terms described above. Under the CEO Agreement, Mr. McLaughlin's annualized base salary will be reduced from $625,000 to $500,000 effective October 1, 2026, and he will voluntarily forfeit his entire STIP opportunity for 2026. For 2027, Mr. McLaughlin's annualized base salary will be $515,000 (reduced from $643,750), and his STIP opportunity will be based on his pre-reduction 2027 salary. For 2027 and subsequent years, any STIP award for Mr. McLaughlin will be paid in cash and based on achievement of the Company's annual operating plan, as determined by the Board.
Also on August 10, 2026, the Company entered into a letter agreement (the "CFO Agreement") with its Chief Financial Officer, Mary Margaret Curry, reflecting the terms described above. Under the CFO Agreement, Ms. Curry's annualized base salary will be reduced from $400,000 to $360,000 effective October 1, 2026 through December 31, 2027. For 2026, 50% of Ms. Curry's STIP opportunity ($150,000) will be deemed unearned; 25% ($75,000) will be paid in cash on or before March 15, 2027, subject to continued employment through the payment date; and 25% ($75,000) will be paid in cash on or before March 15, 2027, subject to the achievement of performance measures set by the Board. For 2027, Ms. Curry's STIP opportunity will be based on her pre-reduction salary and subject to performance measures to be set by the Board. In addition, the CFO Agreement provides for (i) a one-time grant of options to purchase 60,000 shares of the Company's common stock, vesting in equal annual installments over four years subject to Ms. Curry's continued service through each vesting date; and (ii) a one-time grant of 60,000 restricted stock units, vesting in equal annual installments over four years subject to continued service through each vesting date, with settlement deferred until the earlier of Ms. Curry's separation from service or a change in control of the Company.
Concurrent with the execution of the CFO Agreement, the Company entered into a new Change of Control and Severance Agreement (the "CoC/Severance Agreement") with Ms. Curry, replacing her prior Change of Control and Severance Agreements, dated as of July 6, 2022. The new CoC/Severance Agreement reduces Ms. Curry's severance benefit in the event of a qualifying termination of employment from 15 months to 12 months and modifies her prorated STIP benefit to be based on target (rather than actual or projected) performance for the year of termination, consistent with other members of the executive team.
The foregoing descriptions of the CEO Agreement, the CFO Agreement and the CoC/Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Executive Transition Agreement
On August 10, 2026, the Company entered into a Separation and General Release Agreement (the "Transition Agreement") with its Chief Commercial Officer, Steve Bagdasarian. Under the Transition Agreement, Mr. Bagdasarian will serve as a strategic advisor to the Chief Executive Officer until December 1, 2026 (the "Separation Date"), during which time he will assist the Company with various commercial opportunities and customer relationships as set forth in the Transition Agreement. During this period, Mr. Bagdasarian will continue to receive his regular base salary at a rate of $400,000 per year and will remain eligible to participate in the Company's employee benefit programs on the same basis as the Company's other senior executives. He will also be eligible to earn a special cash bonus of $100,000, payable on January 15, 2027 subject to performance conditions set forth in the Transition Agreement.
Following the Separation Date, Mr. Bagdasarian will be eligible to receive certain payments and benefits that were provided in the Severance Agreement previously entered into between the Company and Mr. Bagdasarian, dated March 27, 2024 (the "Prior Agreement"). The payments and benefits are the same as those provided under the Prior Agreement in connection with a qualifying termination of employment, with a severance period of 12 months, except that Mr. Bagdasarian's COBRA benefit will extend for up to 18 months and his STIP award for 2026 will not be prorated. In addition, Mr. Bagdasarian will be eligible to receive (i) full vesting of a previous cash incentive plan award and (ii) reimbursement of up to $10,000 of legal fees incurred in connection with the negotiation and execution of the Transition Agreement and related documents.
Mr. Bagdasarian's severance payments and benefits are subject to the terms and conditions of the Company's clawback policy, his satisfaction of the conditions set forth in the Transition Agreement (including timely execution of a confirming release of claims) and his continued compliance with certain restrictive covenants, including non-competition and non-solicitation obligations set forth in his existing At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and the full text of the Prior Agreement as previously disclosed, each of which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 11, 2026, the Company issued a press release announcing the realignment plan described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of August 10, 2026, by and between comScore, Inc. and Matt McLaughlin

10.2	Letter Agreement, dated as of August 10, 2026, by and between comScore, Inc. and Mary Margaret Curry

10.3	Change of Control and Severance Agreement, dated as of August 10, 2026, by and between comScore, Inc. and Mary Margaret Curry

10.4	Separation and General Release Agreement, dated as of August 10, 2026, by and between comScore, Inc. and Steve Bagdasarian

99.1	Press Release dated August 11, 2026

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: August 11, 2026